UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023 (October 18, 2023)

SEMTECH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 19, 2023, Semtech Corporation (the “Company”), with certain of its domestic subsidiaries as guarantors, entered into that certain Third Amendment to Third Amended and Restated Credit Agreement (the “Third Amendment”) with the lenders referred to therein and JPMorgan Chase Bank, N.A., as administrative agent. The effectiveness of the amendments to the credit agreement set forth in the Third Amendment is conditioned upon, among other things set forth in the Third Amendment, the Company prepaying $250 million in aggregate principal amount of term loans under the credit agreement (together with accrued and unpaid interest thereon) and certain other fees and expenses (the date such conditions are satisfied, the "Effective Date").

Pursuant to the Third Amendment, on the Effective Date, the Company’s existing credit agreement will be amended to: (i) extend the financial covenant relief period to April 30, 2026, (ii) increase the maximum consolidated leverage ratio covenant for certain test periods as set forth in the Third Amendment, (iii) reduce the minimum consolidated interest coverage ratio covenant for certain test periods as set forth in the Third Amendment and (iv) make certain other changes as set forth in the Third Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Third Amendment attached hereto as Exhibit 10.1.

Item 2.02	Results of Operations and Financial Condition.

The information set forth in Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 18, 2023, executive officers of the Company met with a number of prospective institutional investors. An excerpt of the presentation used in those meetings disclosing certain non-GAAP financial measures is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, and contains important disclosures and reconciliations of these financial measures to the most directly comparable financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

On October 19, 2023, the Company issued a press release announcing that, subject to market conditions, it intends to offer $250 million in aggregate principal amount of convertible senior notes due 2028 (the “Notes”) to eligible purchasers in a private placement (the “Placement”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The Company intends to use the net proceeds of the Placement, together with cash on hand, to prepay $250 million in aggregate principal amount of term loans outstanding under the Credit Agreement and to pay any fees and expenses relating to the Third Amendment and the Placement.

The information disclosed under this Item 7.01 (including each of the Exhibits described under this Item 7.01) does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Notes in the Placement or any other securities of the Company, and none of such information shall constitute an offer, solicitation or sale of securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Notes have not been registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

The information disclosed under Item 2.02 and this Item 7.01 (including each of the Exhibits described under this Item 7.01) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing made under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 2.02 or 7.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

No.	Document Description
10.1	Third Amendment to Third Amended and Restated Credit Agreement, dated as of October 19, 2023, by and among Semtech Corporation, the subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto.
99.1	Excerpt from Company Presentation dated October 18, 2023
99.2	Press release dated October 19, 2023
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEMTECH CORPORATION

Date: October 19, 2023	By:	/s/ Mark Lin
	Name:	Mark Lin
	Title:	Executive Vice President and Chief Financial Officer